Exhibit 21.1

                                                SUBSIDIARY LIST (1)
                                         Ball Corporation and Subsidiaries

The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation).

                                                                          State or Country
                                                                          of Incorporation          Percentage
Name                                                                      or Organization          Ownership (2)
Ball Capital Corp.                                                            Colorado                  100%
Ball Packaging Corp.                                                          Colorado                  100%
     Ball Asia Services Limited                                               Colorado                  100%
     Ball Plastic Container Corp.                                             Colorado                  100%
     Ball Metal Food Container Corp.                                          Delaware                  100%
     Ball Metal Beverage Container Corp.                                      Colorado                  100%
       Latas de Aluminio Ball, Inc.                                           Delaware                  100%
     Ball Metal Packaging Sales Corp.                                         Colorado                  100%
Ball Aerospace & Technologies Corp.                                           Delaware                  100%
     Ball Aerospace - (Australia), Pty Ltd.                                   Australia                 100%
     Ball Systems Technology Limited                                       United Kingdom               100%
     Ball Technology Services Corporation                                    California                 100%
Ball North America, Inc.                                                       Canada                   100%
     Ball Packaging Products Canada Corp.                                      Canada                   100%
Ball Asia Pacific Holdings Limited
     (formerly FTB Packaging Limited)                                         Hong Kong                  97%
     Beijing FTB Packaging Limited                                               PRC                     92%
     FTB Tooling & Engineering Ltd.                                           Hong Kong                  97%
     Fully Tech Industrial Ltd.                                               Hong Kong                  98%
     Greater China Trading Ltd.                                            Cayman Islands                97%
     FTB Zhuhai Ends Manufacturing Co. Ltd.                                      PRC                     97%
     Hubei FTB Packaging Limited                                                 PRC                     89%
     Ningbo FTB Can Company Limited                                              PRC                     73%
     Zhuhai FTB Packaging Limited                                                PRC                     73%
     Xi'an Kunlun FTB Packaging Limited                                          PRC                     58%
     Ball Asia Pacific Limited (formerly
       M.C. Packaging (Hong Kong) Limited)                                   Hong Kong                   97%
       MCP Beverage Packaging Limited                                        Hong Kong                   97%
       MCP Industries Limited                                                Hong Kong                   97%
       Plasco Limited                                                        Hong Kong                   68%
       Hainan M.C. Packaging Limited                                            PRC                      87%
       Panyu MCP Industries Limited                                             PRC                      87%
       Shenzhen M.C. Packaging Limited                                          PRC                      58%
       Tianjin M.C. Packaging Limited                                           PRC                      78%
       Hemei Containers (Tianjin) Co. Ltd.                                      PRC                      66%
       Suzhou M.C. Beverage Packaging Co. Ltd.                                  PRC                      53%
       Tianjin MCP Cap Manufacture Company Limited                              PRC                      78%
       Tianjin MCP Industries Limited                                           PRC                      78%
       Zhongfu (Taicang) Plastics Products Co. Ltd.                             PRC                      68%
GPT Global Packaging Technology AB                                             Sweden                   100%

The following is a list of affiliates of Ball Corporation included in the financial statements under the equity and cost accounting methods:

                                                                            State or Country
                                                                            of Incorporation         Percentage
Name                                                                         or Organization       Ownership (2)
EarthWatch Incorporated                                                         Delaware                  11%
San Miguel Yamamura Ball Corp.                                                 Philippines                 6%
Lam Soon-Ball Yamamura                                                           Taiwan                    8%
   Latapack-Ball Embalagens Ltda.                                                Brazil                   50%
   Centrotampa Embalagens Ltda.                                                  Brazil                   50%
Thai Beverage Can Ltd.                                                          Thailand                  40%

The following are owned  indirectly  through Ball Asia
Pacific  Holdings Limited and Ball Asia Pacific Limited:

   Sanshui Jianlibao FTB Packaging Limited                                         PRC                    34%
   Zhongshan Yedao Drinks Limited                                                  PRC                    25%
   Norinco-MCP (Hong Kong) Limited                                              Hong Kong                 29%
   Guangzhou M.C. Packaging Limited                                                PRC                    29%
   Maoming Norinco MCP Company Limited                                             PRC                    22%
   Qingdao M.C. Packaging Limited                                                  PRC                    39%
   Richmond Systempak Limited                                                   Hong Kong                 32%
   Shenzhen Norinco-MCP Company Limited                                            PRC                    29%
   Beijing Shente Container Co. Ltd.                                               PRC                    22%
   Hangzhou Cofco-M.C. Packaging Company Limited                                   PRC                    24%

(1) In accordance with Regulation S-K, Item 601(b)(21)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).

(2) Represents the Registrant's direct and/or indirect ownership in each of the subsidiaries' voting capital share.